UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2025 (November 13, 2025)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	93-4680139
(State or Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 35th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 584-5100

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	SIRI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Zachary J. Coughlin as Executive Vice President and Chief Financial Officer

On November 13, 2025, our subsidiary, Sirius XM Radio LLC, entered into an Employment Agreement (the “Employment Agreement”) with Zachary J. Coughlin to serve as our Executive Vice President and Chief Financial Officer. Mr. Coughlin’s appointment as Executive Vice President and Chief Financial Officer will become effective on January 1, 2026, and the Employment Agreement will also become effective on such date (the “Effective Date”).

Mr. Coughlin, age 50, has served as the Executive Vice President and Chief Financial Officer of PVH Corporation, a global apparel company (“PVH”), with responsibility for the global finance function, including financial planning and analysis, investor relations, corporate development, treasury, tax, audit, global real estate and facilities, since April 2022 and is expected to remain in that role until his expected departure in December 2025. Prior to PVH, he served as the Group CFO and Chief Operating Officer of DFS Group Limited (“DFS”), a subsidiary of LVMH Moët Hennessy Louis Vuitton Group, a French multinational holding company and conglomerate specializing in luxury goods, from April 2018 to April 2022. Prior to joining DFS, Mr. Coughlin was CFO at Converse, Inc., a division of Nike, Inc., supporting its global business spanning wholesale, retail and ecommerce. He started his career with Ford Motor Company where he held multiple global financial leadership roles including in various international markets in Asia and Europe.

There is no arrangement or understanding between Mr. Coughlin and any other person pursuant to which Mr. Coughlin was selected as an officer, and there are no transactions involving Mr. Coughlin that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K. In addition, there is no family relationship between Mr. Coughlin and any director or executive officer of the company.

The term of Mr. Coughlin’s Employment Agreement will commence on the Effective Date and end on December 31, 2028, subject to earlier termination in accordance with the terms of the Employment Agreement, and subject to automatic one-year renewals unless either party gives a written notice of non-renewal to the other party with at least 90 days’ notice prior to the expiration of the then-current term. Pursuant to the Employment Agreement, Mr. Coughlin’s annual base salary will be $1,000,000. The Employment Agreement entitles Mr. Coughlin to participate in any bonus plan generally applicable to our executive officers and provides for an annual target bonus equal to 150% of his base salary. Mr. Coughlin will not be eligible for a bonus for the year ending December 31, 2025. Within thirty days following the Effective Date, Mr. Coughlin will receive a one-time cash sign-on bonus of $1,000,000. This sign-on bonus will be subject to repayment by Mr. Coughlin on a net after-tax basis if Mr. Coughlin resigns without Good Reason or is terminated by the company for Cause (as such terms are defined in the Employment Agreement) prior to the first anniversary of the Effective Date.

The Employment Agreement provides, in the case of certain qualifying terminations, for continuation of his health insurance benefits for eighteen months and life insurance benefits for twelve months and for a lump sum severance payment in an amount equal to the sum of (i) Mr. Coughlin’s annual base salary and (ii) the greater of Mr. Coughlin’s target bonus opportunity for the year in which his termination occurs or the last annual bonus paid (or due and payable) to him. In the case of certain qualifying terminations, we are also obligated to pay him a pro-rated bonus for the year in which the termination occurs (based on actual achievement of applicable performance criteria) and any earned but unpaid bonus for the year prior to the year in which the termination occurs. Our obligation to provide these severance benefits is subject to Mr. Coughlin’s execution of an effective release of claims against us. The Employment Agreement also contains other provisions, including confidentiality and non-competition restrictions, as well as a compensation clawback to the extent required by our policies or applicable law, regulations or stock exchange listing requirement.

In connection with Mr. Coughlin’s appointment, the Employment Agreement provides that, on the second business day following the Effective Date on which the trading window opens for our employees (the “Grant Date”), Mr. Coughlin will receive the following awards:

•	time-based restricted stock units (“RSUs”) having a grant value of $2,000,000. This time-based RSU award will vest in three equal annual installments over three years; and

•	time-based RSUs having a grant value of $4,000,000. This time-based RSU award will vest in two equal annual installments over two years.

In addition, starting in 2026, and continuing for the remainder of the term of the Employment Agreement, Mr. Coughlin will be eligible for additional equity-based compensation awards based on his and our performance. Such annual grants, including the amounts, terms and conditions for such grants, are subject to approval by the Compensation Committee. Such annual grants, if any, will take place at the same time that equity grants are provided to our other management-level employees. The Employment Agreement provides that, for the 2026 annual grant, it is expected that Mr. Coughlin will receive performance-based RSUs having a grant value of $2,000,000 (the “PSUs”), with such PSUs being eligible to vest subject to attainment of the performance metrics measured over the performance period designated by the Compensation Committee.

Each of the awards will be subject to acceleration or termination under certain circumstances consistent with the terms of equity awards granted to our other executive officers.

Additional information about the benefit plans and programs generally available to our executive officers is included in the Proxy Statement for our 2025 annual meeting of stockholders filed with the Securities and Exchange Commission on April 14, 2025 (the “2025 Proxy Statement”).

Thomas Barry Steps Down as Chief Financial Officer

On November 18, 2025, we announced that Thomas Barry, our Executive Vice President and Chief Financial Officer, will be stepping down from his current position with the company effective as of the end of the day on December 31, 2025. There were no disagreements between the company and Mr. Barry. We have entered into a separation agreement with Mr. Barry that honors the terms of his employment agreement and provides for the separation payments and benefits set forth therein in connection with a termination of employment without “cause” as described in the 2025 Proxy Statement. Mr. Barry will serve in an advisory role to the Chief Financial Officer while continuing to receive his current salary and benefits from January 1, 2026 through February 1, 2026 in order to assist with the orderly transition of his duties and responsibilities.

Item 7.01.	Regulation FD Disclosure

On November 18, 2025, we issued a press release announcing the events described in Item 5.02 above. A copy of that press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Statements and Exhibits

(d)            Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release dated November 18, 2025.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Richard N. Baer
Richard N. Baer
Executive Vice President, General
Counsel and Secretary

Dated: November 18, 2025

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